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8-A12G REGISTRATION OF A CLASS OF SECURITIES
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     ASIA AUTOMOTIVE ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)


                Delaware                                   20-3022522
(State of incorporation of organization)       (IRS Employer Identification No.)

401 South Old Woodward
Suite 450
Birmingham , Michigan                                         48009
(Address of principal executive offices)                   (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box . O

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box . O

Securities Act registration statement file number to which this Form relates :
333-127755
(If applicable)

       Securities to be registered pursuant to Section 12 (b) of the Act :

Title of each class                                    Name of Exchange on which
 to be registered                                      class is to be registered
-------------------                                    -------------------------
      None                                                        None

        Securities to be registered pursuant to Section 12(g) of the Act:
                                      UNITS
                                (Title of class)
                         COMMON STOCK, PAR VALUE $0.001
                                (Title of class)
                         COMMON STOCK PURCHASE WARRANTS
                                (Title of class)

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Item 1. Description of Registrant's Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of Asia Automotive Acquisition Corporation (the "Company"). The description of the units, the common stock and the warrants contained in the section entitled "Description of Securities" in the Prospectus included in the Company's Registration Statement on Form S-1 (Registration No . 333-127755), filed with the Securities and Exchange Commission, as amended from time to time (the" Registration Statement"), is hereby incorporated by reference herein . Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

*3.1    Form of Certificate of Incorporation.

*3.2    Bylaws.

*4.1    Specimen Unit Certificate.

*4.2    Specimen Common Stock Certificate.

*4.3    Specimen Warrant Certificate.

*4.4    Form of Unit Purchase option to be granted to representative

*4.5 Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

*10.6 Form of Registration Rights Agreement among the Registrant and each of the existing stockholders

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*    incorporated by reference to the corresponding exhibit filed with the
     Registration Statement, SEC File No. 333-127755,


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 7, 2006


                                        By: /s/ William R. Herren
                                            ------------------------------------
                                            William R. Herren
                                            Chairman of the Board


                                        By: /s/ Rudy Wilson
                                            ------------------------------------
                                            Name: Rudy Wilson
                                            Title: Chief Executive Officer


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